Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. COMPLETES ACQUISITION OF
STANDARD BANK & TRUST COMPANY

ITASCA, IL, January 9, 2017 - First Midwest Bancorp, Inc. (“First Midwest”) (NASDAQ NGS: FMBI) today announced that it has completed its acquisition of Standard Bancshares, Inc. and Standard Bank & Trust Company, based in Hickory Hills, Illinois.
Standard Bank had approximately $2.3 billion in assets, $2.1 billion in deposits and $1.9 billion in loans, as of December 31, 2016. Lawrence P. Kelley, President and Chief Executive Officer of Standard Bank, will now become the Market President for First Midwest’s south metro Chicago and northwest Indiana markets, and will join the Board of Directors of First Midwest Bank. Standard Bank’s senior lending team also will join First Midwest Bank, bringing additional leadership and depth to the combined organization.
“We are very excited about our partnership with Standard Bank and extend a warm welcome to our newest clients and colleagues,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest. “This combination strengthens our position as Chicago’s premier commercial bank, enhances our leading south metro market presence and continues our expansion into northwest Indiana. Together, we will continue to provide the exceptional service our clients have come to rely on through bankers deeply committed to their financial success and to delivering an even broader array of financial products and services.”
About First Midwest
First Midwest is a relationship-based financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $14 billion in assets and $8.5 billion in trust assets under management. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, leasing, retail, wealth management, trust and private banking products and services through over 130 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest’s common stock is traded on the NASDAQ Stock Market under the symbol FMBI. First Midwest’s website is www.firstmidwest.com.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the federal securities laws relating to First Midwest’s acquisition of Standard Bancshares, Inc. and Standard Bank & Trust Company, including the combination and integration of these businesses. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “believe” or “look forward,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements are subject to certain risks, uncertainties and assumptions. For a discussion of certain risks, uncertainties and assumptions, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as First Midwest’s subsequent filings made with the Securities and Exchange Commission. Other sections of these reports describe additional factors that could impact First Midwest’s business, financial performance and consummated acquisition transactions.
CONTACTS:

Paul F. Clemens (Investors) EVP (630) 875-7347 paul.clemens@firstmidwest.com	James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143